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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1995 in the Registration Statement (Form S-1 No. 333-42805) and related Prospectus of Wahlco Environmental Systems, Inc. for the registration of 27,112,000 shares of its common stock.


                                                  /s/ Ernst & Young LLP


February 4, 1998
Orange County, California